Exhibit 99.1

TERRAFORM POWER CONFIRMS THIRD QUARTER DIVIDEND RECORD DATE OF

DECEMBER 1, 2014

BELTSVILLE, Md., November 12, 2014 – TerraForm Power, Inc. (Nasdaq:TERP) confirms that the record date for the third quarter dividend on its Class A common stock is December 1, 2014, as reported in its 10-Q filing dated November 6, 2014. The record date in the Company’s November 5, 2014 press release has been revised to December 1, 2014.

As previously reported, the dividend of $0.1717 per share is payable on December 15, 2014. This amount represents a quarterly dividend of $0.2257 per share, prorated to $0.1717 per share to adjust for the partial quarter as the Company made its Initial Public Offering of shares on July 18, or $0.9028 per share on an annualized basis.

About TerraForm Power

TerraForm Power (Nasdaq: TERP) is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating renewable energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

Contact Information

Media:

Bruce Dunbar

Finsbury

bruce.dunbar@finsbury.com

+1 (646) 805-2070

Investors/Analysts:

Brett Prior

TerraForm Power

bprior@terraform.com

+1 (650) 889-8628

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